Exhibit 10.1

NOTICE OF RESTRICTED STOCK GRANT UNDER THE

REVELATION BIOSCIENCES, INC. 2021 EQUITY INCENTIVE PLAN

Revelation Biosciences, Inc., a Delaware corporation (the “Company”), pursuant to the Revelation Biosciences, Inc. 2021 Equity Incentive Plan (as may be amended from time to time, the ”Plan”), hereby grants to the individual named below (the “Participant”) a Restricted Stock Award (as defined in the Plan) for that number of shares of Common Stock as set forth below (the “Restricted Stock Award”). The Restricted Stock Award is subject to all of the terms and conditions set forth in this Notice of Restricted Stock Grant (this “Grant Notice”), in the Restricted Stock Award Agreement attached hereto (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Restricted Stock Award grant has been made as of the grant date indicated below, which shall be referred to as the ”Grant Date.”

Participant: ___________________________

Grant Date: ___________________________

Total Number of

Shares of Restricted Stock: _____________ shares of Common Stock, subject to adjustment as provided in the Plan.

Vesting Schedule: Except as otherwise provided in Section 3 of the Award Agreement, the Restricted Stock Award will vest, and the underlying shares of Common Stock will become nonforfeitable:

[in full on the ___ anniversary of the Grant Date];

OR

[in [four (4)/eight (8)/____ (x)] as nearly equal as possible [quarterly/annual/monthly] installments commencing on _________ (as the first vesting date) over the next [one/two/three/four/x years];

AND/OR

in the manner as set forth on Exhibit A attached to the Award Agreement; provided, however, that the Participant remains continuously employed by or provides services to the Company or any Subsidiary through the applicable vesting date.

* * * * *

The Participant must accept this Restricted Stock Award grant by executing this Grant Notice in the space provided below and returning such original execution copy to the Company or otherwise indicating affirmative acceptance of the Restricted Stock Award grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, and the Plan. As an express condition to the grant of the Restricted Stock Award hereunder, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement, and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 7.9 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of this Restricted Stock Award and supersede all prior agreements, arrangements, plans, and understandings.

This Grant Notice (which includes the attached Award Agreement) may be executed in two counterparts each of which will be deemed an original and both of which together will constitute one and the same instrument.

* * * * *

REVELATION BIOSCIENCES, INC. Participant

________________________________ ________________________________
By: Name:
Title:

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Notice of Restricted Stock Grant (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached and which Grant Notice is included in and part of this Agreement, and subject to the terms of this Agreement and the Revelation Biosciences, Inc. 2021 Equity Incentive Plan (as may be amended from time to time, the “Plan”), Revelation Biosciences, Inc., a Delaware corporation (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:

1.
Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision will be final, binding, and conclusive upon the Participant and the Participant’s legal representatives in respect of any questions arising under the Plan or this Agreement. A copy of the Plan and Plan Prospectus has been delivered to the Participant together with this Agreement.
2.
Grant of Restricted Stock Award. The Company hereby grants to the Participant that number of shares of restricted Common Stock (“Restricted Stock”) as set forth in the Grant Notice, subject to adjustment as provided in the Plan, which, once vested pursuant to this Agreement, will become nonforfeitable, subject to the terms, conditions and restrictions set forth herein and in the Plan.
3.
Vesting and Conditions to Nonforfeitable Shares of Common Stock; Forfeiture.
3.1
[Performance-Based and] Service-Based Vesting Conditions. Except as otherwise provided in this Section 3 or this Agreement or the Plan, the Restricted Stock Award will vest in the amount(s) and on the date(s) as indicated in the Vesting Schedule [set forth in Exhibit A to this Agreement] (each a “Vesting Date”) and as set forth in this Agreement and in the Plan; provided, however, that the Participant remains continuously employed by or provides services to the Company or any Subsidiary through the applicable Vesting Date.
3.2
Change in Control. Except as otherwise provided in an Individual Agreement between the Company and the Participant, upon a Change in Control, the Restricted Stock Award will be subject to Section 13 of the Plan; provided, however, that the Restricted Stock Award, effective immediately prior to such Change in Control but conditioned upon the completion of such Change in Control, will become fully vested and nonforfeitable.
3.3
Effect of Termination of Employment or Other Service. Except as otherwise provided in Section 11.5 or 11.6 of the Plan or in an Individual Agreement between the Company or any Subsidiary and the Participant and except in the case of a termination by reason of the Participant’s death, by the Company without Cause or by the Participant for Good Reason, in the event the Participant’s employment or other service with the Company and all Subsidiaries is terminated for any other reason, including for Cause, Disability or Retirement of the Participant, all outstanding but unvested shares of Restricted Stock held by the Participant as of the effective date of such termination will be forfeited. In the event the Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of the Participant’s death, by the Company without Cause or by the Participant for Good Reason (as described below), the Restricted Stock Award will be fully vested and become nonforfeitable. “Good Reason” means as defined in an Individual Agreement between the Participant and the Company but only if and to the extent such Good Reason constitutes “good reason” under Treas. Reg. Section 1.409A-1(n), or if there is no such Individual Agreement or if it does not define Good Reason, Good Reason means the assignment to the Participant of any duties materially inconsistent in any respect with the Participant’s position (including a material negative change regarding the Participant’s status, offices, titles or reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities (but not occurring solely as a result of the Company’s ceasing to be a publicly traded entity) existing immediately prior to the date of the Change in Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; provided, however, “Good Reason” will not be deemed to exist unless (a) written notice of termination on account thereof is given by the Participant to the Company no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; (b) if there exists (without regard to this clause (b)) an event or condition that constitutes Good Reason, the Company will have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition will not constitute Good Reason hereunder and (c) if not cured, the Participant must resign from employment for a Good Reason event or condition within sixty (60) days following the last day of the Company’s cure period. Any good faith determination of “Good Reason” made by the Committee will be conclusive. The Participant’s mental or physical incapacity following the occurrence of an event described in above clauses will not affect the Participant’s ability to terminate employment for Good Reason.
3.4
Effect of Actions Constituting Cause or Adverse Action; Forfeiture or Clawback. The Restricted Stock Award is subject to the forfeiture provisions set forth in Section 11.6 of the Plan, including those applicable if the Participant is determined by the Committee to have taken any action that would constitute Cause or an Adverse Action and any forfeiture or clawback requirement under Applicable Law or any policy adopted from time to time by the Company.
4.
Shares of Restricted Stock Held in Escrow. Unless and until the shares of Restricted Stock shall have vested in the manner set forth in Section 3 above, such shares of Restricted Stock, although issued in the name of the Participant, shall be held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the shares of Restricted Stock or otherwise note on its records such restrictions on transfer. The shares of Restricted Stock shall be delivered by the Escrow Agent to the Participant only after the restrictions on such shares of Restricted Stock have lapsed and the shares of Restricted Stock have become nonforfeitable pursuant to Section 3 above, and all other terms and conditions in this Agreement have been satisfied.
5.
Rights of Participant.
5.1
Employment or Other Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue employment or service with the Company or any Subsidiary.
5.2
Rights as a Stockholder. Unless and until the shares of Restricted Stock are forfeited, the Participant will have the right to vote the shares of Restricted Stock. If the shares of Restricted Stock are forfeited as provided in this Agreement, then at the same time the Participant’s right to vote the shares of Restricted Stock will be forfeited. Any stock or cash dividends (including without limitation regular cash dividends) or other distributions of property made with respect to shares of Restricted Stock that remain subject to forfeiture shall, in the Company’s complete discretion, be held by the Company or reinvested in additional shares of Restricted Stock that are subject to the same conditions or restrictions as the shares of Restricted Stock to which they relate, and the Participant’s right to receive such dividends, additional shares of Restricted Stock, or other property shall be forfeited or shall vest and become nonforfeitable at the same time as the shares of Restricted Stock to which the dividends relate are forfeited or vest and become nonforfeitable. Except for the rights set forth in this Section 5.2, the Participant shall have no rights as a stockholder of the Company with respect to the shares of Restricted Stock until the shares of Restricted Stock vest and becomes nonforfeitable. For purposes of this Agreement, the term “shares of Restricted Stock” includes all dividends or other distributions made with respect to the shares of Restricted Stock that have been held by the Company or are reinvested in additional shares of Restricted Stock.
5.3
Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Participant in the shares of Restricted Stock prior to the vesting of the Restricted Stock will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Restricted Stock other than in accordance with this Agreement and the Plan will be null and void and the Restricted Stock for which the restrictions have not lapsed will be forfeited and immediately returned to the Company.
6.
Tax Matters.
6.1
Responsibility for Tax Obligations and Reporting; No Tax Advice. The Participant acknowledges and agrees that, regardless of any required tax withholding effected by the Company in connection with the vesting of the Restricted Stock pursuant to Section 6.2 below, the Participant is solely responsible for satisfying all federal, state, and local tax obligations and reporting arising from the Restricted Stock Award. In the event required tax withholding is effected by the Company in connection with the vesting of Restricted Stock pursuant to Section 6.2 below, the Participant acknowledges that regardless of the withholding method used, the Participant remains solely responsible for satisfying the Participant’s actual tax liability with respect to the vesting of the Restricted Stock, which may exceed the amounts withheld by the Company; and in such case, the Participant agrees to pay to the Company or the relevant taxing authorities, promptly on demand, any amount necessary to satisfy any additional tax withholding obligations. In the event tax withholding is not required to be effected by the Company in connection with the vesting of the Restricted Stock pursuant to Section 6.2 below, the Participant agrees to make appropriate estimated tax payments or other lawful arrangements to satisfy all tax obligations in connection with the vesting of the Restricted Stock. The Company makes no representations regarding the tax consequences of the grant or vesting of the Restricted Stock or the election or non-election of a sell-to-cover arrangement, as described in Section 6.3(a) below. The Participant is advised to consult with the Participant’s own tax advisors regarding the Participant’s specific tax situation.
6.2
Required Tax Withholding Obligations. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to the Restricted Stock Award, including the grant or vesting of, or payment of dividend with respect to, the Restricted Stock Award, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Restricted Stock, with respect to the Restricted Stock Award. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Participant to satisfy, in whole or in part, any withholding or employment related tax obligation in connection with the Restricted Stock Award by withholding shares of Restricted Stock or selling some of the shares of Restricted Stock into the open market. When withholding shares of Restricted Stock for taxes is effected under this Agreement and the Plan, the Company will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

6.3
Methods of Satisfying Tax Withholding Obligations; Sell-to-Cover Election for Estimated Tax Obligations. The Company may offer the Participant and the Participant may elect (or the Company may unilaterally determine) to satisfy required tax withholding obligations arising solely from the vesting of Restricted Stock through one of the following methods and, in the case of a Participant not subject to required tax withholding obligations, the Company may offer the Participant and the Participant may elect to satisfy anticipated and estimated tax obligations arising solely from the vesting of Restricted Stock through a sell-to-cover election as provided in Section 6.3(a) below:
(a)
Sell-to-Cover Election. The Company may offer the Participant the option to satisfy tax withholding or tax obligations arising solely from the vesting of the Restricted Stock Award through a sell-to-cover arrangement. If the Company makes this option available and the Participant elects to participate, the following terms shall apply:
(i)
The Company shall arrange with its designated broker for the sale on the open market of such number of shares of Common Stock as is calculated in good faith by the Company to satisfy the Participant’s expected effective tax withholding or tax obligation with respect to each vesting event, consistent with applicable tax law and accounting rules;
(ii)
The Participant may designate a tax withholding or tax obligation rate that arises solely with respect to the vesting of the Restricted Stock, up to the aggregate maximum applicable federal, state, and local tax rates applicable to the Participant, provided such designation is made in good faith;
(iii)
The proceeds from such sales of Common Stock shall be applied to satisfy the Participant’s applicable tax withholding and/or tax obligations solely in connection with the vesting of the Restricted Stock Award, and any excess net proceeds shall be remitted to the Participant;
(iv)
Any shares of Common Stock remaining after the sell-to-cover transaction shall be transferred to the Participant’s brokerage account; and
(v)
The Participant shall have no control or influence over the timing, pricing, or execution of sales under this provision, which shall be executed solely by the Company’s designated broker in accordance with ordinary principles of best execution.
(b)
Net Share Withholding. The Company shall withhold from the shares of Restricted Stock that would otherwise become vested and nonforfeitable upon the vesting of the Restricted Stock Award such number of shares of Common Stock having an aggregate Fair Market Value equal to the required tax withholding amount as of the Tax Date, and deliver the net shares to the Participant; or
(c)
Cash Payment. The Participant may deliver to the Company cash or a check in an amount equal to the required tax withholding, or the Company may withhold such amount from other compensation payable to the Participant.
6.4
Default Method for Tax Withholding Obligations. If the Participant is subject to required tax withholding obligations in connection with the vesting of the Restricted Stock and does not make an election pursuant to Section 6.3 above at least seven (7) days prior to the vesting date(s) of the Restricted Stock, the Company shall utilize sell-to-cover method set forth in Section 6.3(a) above as the default method for satisfying the Participant’s required tax withholding obligations arising solely in connection with the vesting of the Restricted Stock.
6.5
Withholding Rate. Tax withholding shall be calculated based on the applicable statutory withholding rates for supplemental wages under federal, state, and local law, unless the Participant elects in writing to have withholding calculated at a higher rate not to exceed the Participant’s maximum applicable marginal tax rate. Any such election must be made in good faith and must be consistent with the Participant’s expected effective tax liability with respect to the vesting of the Restricted Stock.
6.6
Broker Authorization for Sell-to-Cover Transactions. If the Participant elects the sell-to-cover method or, in the case of the Participant being subject to required tax withholding obligations in connection with the Restricted Stock Award, the Company unilaterally determines to use the sell-to-cover method, the Participant hereby authorizes and directs the Company and its designated broker to sell on the open market, at the then-prevailing market price, such number of shares of Common Stock that become nonforfeitable upon vesting of the Restricted Stock as is necessary to satisfy the tax withholding or other tax obligations arising solely as a result of the vesting of the Restricted Stock as calculated by the Company. The Participant acknowledges that the Company’s designated broker will execute such sales without further instruction from or control by the Participant, and that the Participant will have no influence over the timing or pricing of such sales (subject to ordinary principles of best execution). The Participant hereby appoints Chester S. Zygmont, III or the Company’s then Chief Financial Officer, as the Participant’s attorney-in-fact to execute any instruments, stock powers, or other instruments requested by the transfer agent or the broker to effect the foregoing.
6.7
Rule 10b5-1 Plan; Certifications. The sell-to-cover provision of this Agreement, if elected by the Participant, is intended to constitute an eligible sell-to-cover transaction under Rule 10b5-1(c)(1)(ii)(D)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). By participating in the sell-to-cover program, the Participant represents and certifies that: (i) as of the date of such election, the Participant is not aware of any material nonpublic information concerning the Company or its securities; (ii) the Participant is making this election in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5; and (iii) the Participant acknowledges that the Participant will not exercise any subsequent influence or control over sales executed pursuant to this provision.
6.8
Section 16 Reporting. If the Participant is subject to Section 16 of the Exchange Act, the Participant acknowledges that sales of Common Stock pursuant to the sell-to-cover provision must be reported on a Form 4 within two (2) business days after the sale transaction and that the Participant must indicate that such transactions were made pursuant to a Rule 10b5-1 plan. The Participant agrees to cooperate with the Company to ensure compliance with all Section 16 reporting requirements.
6.9
Section 83(b) Election. The Participant may elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value (as of the Grant Date) of the shares of Restricted Stock pursuant to Section 83(b) of the Code (the “Section 83(b) Election”). If the Participant elects to make the Section 83(b) Election, the Participant shall provide a copy of the executed version of the statement making the Section 83(b) Election to the Company on or before the date on which the statement making the Section 83(b) Election is filed with the Internal Revenue Service and the Participant shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock pursuant to Section 6.2 above. If the Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any shares of Restricted Stock that otherwise would be issued to the Participant under this Agreement) otherwise due to the Participant any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
7.
Miscellaneous.
7.1
Governing Law. The validity, construction, interpretation, administration and effect of this Agreement and any rules, regulations and actions relating to this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.
7.2
Interpretation. Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on all parties.
7.3
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, successors, and assigns.
7.4
Notices. All notices, requests or other communications provided for in this Agreement must be made, if to the Company, at its principal executive office, c/o the Chief Financial Officer, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement must be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.
7.5
Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock Award by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third party vendor designated by the Company.
7.6
Other Laws. The Company will have the right to refuse to issue to the Participant or transfer any shares of Common Stock subject to the Restricted Stock Award if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any Applicable Law.
7.7
Investment Representation. The Participant hereby represents and covenants that (a) the shares of Restricted Stock acquired in connection with this Restricted Stock Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of the issuance of the shares of Restricted Stock hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to the Participant of any shares of Restricted Stock subject to this Restricted Stock Award, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, will execute any documents which the Company will in its sole discretion deem necessary or advisable.
7.8
Non-Negotiable Terms. The terms of this Agreement and the Restricted Stock Award are not negotiable, but the Participant may refuse to accept the Restricted Stock Award by notifying the

Company’s Chief Financial Officer in writing within thirty (30) days after the Grant Date set forth in the Grant Notice.
7.9
Acknowledgement by the Participant. In accepting the Restricted Stock Award, the Participant hereby acknowledges that:
(a)
The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time, unless otherwise provided in the Plan.
(b)
The grant of the Restricted Stock Award is voluntary and occasional and does not create any contractual or other right to receive future Restricted Stock Awards, or benefits in lieu of the Restricted Stock Award, even if Restricted Stock Awards have been granted repeatedly in the past.
(c)
All decisions with respect to future Restricted Stock Awards, if any, will be at the sole discretion of the Company.
(d)
The Participant is voluntarily participating in the Plan.
(e)
The Restricted Stock Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of the Participant’s employment contract, if any.
(f)
The Restricted Stock Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary.
(g)
The Restricted Stock Award or this Agreement will not be interpreted to form an employment contract with the Company or any Subsidiary.
(h)
The future value of the shares of Common Stock subject to the Restricted Stock Award is unknown and cannot be predicted with certainty and if the Restricted Stock Award vests and the shares of Restricted Stock become nonforfeitable in accordance with the terms of this Agreement, the value of those shares of Common Stock may increase or decrease.
(i)
In consideration of the grant of the Restricted Stock Award, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Award or diminution in value of the Restricted Stock Award or shares of unrestricted Common Stock acquired upon vesting of the Restricted Stock Award resulting from termination of employment by the Company (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Restricted Stock Award, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.
(j)
In the event of termination of the Participant’s employment with the Company (whether or not in breach of local labor laws), except as otherwise provided in the Award Agreement, the Participant’s right to vest in the Restricted Stock Award under the Plan, if any, will terminate effective as of the date of termination of the Participant’s active employment as determined in the sole discretion of the Committee and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Subsidiary or mandated under local law and the Committee will have the sole discretion to determine the date of termination of the Participant’s active employment for purposes of the Restricted Stock Award.
(k)
Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company or any Subsidiary making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Restricted Stock Award, acquisition of shares of unrestricted Common Stock upon vesting of the Restricted Stock Award, or any sale of such shares.
(l)
The Participant has been advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
(m)
The Participant hereby agrees to accept electronic delivery of copies of any future amendments or supplements to the Prospectus or any future Prospectuses relating the Plan and copies of all reports, proxy statements and other communications distributed to the Company’s security holders generally by email directed to the Participant’s Company email address.

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RESTRICTED STOCK AWARD AGREEMENT

Exhibit A – Vesting Schedule

[Insert performance milestones or other performance-based vesting]